     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1995

                                                        REGISTRATION NO.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       NATIONAL SEMICONDUCTOR CORPORATION
               (Exact name of issuer as specified in its charter)

                DELAWARE                               95-2095071
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)              Identification Number)

  2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090, SANTA CLARA, CALIFORNIA 95052-8090
                   (Address of Principal Executive Offices)               (Zip
Code)

                    STOCK OPTION GRANTED TO PETER J. SPRAGUE
                            (Full title of the plan)

                            JOHN M. CLARK III, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
  2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090, SANTA CLARA, CALIFORNIA 95052-8090
                   (Name and address of agent for service)               (Zip
Code)

   Telephone number, including area code, of agent for service (408) 721-6529

                        CALCULATION OF REGISTRATION FEE

                                                        PROPOSED        PROPOSED
                                                        MAXIMUM         MAXIMUM        AMOUNT OF
     TITLE OF SECURITIES TO BE        AMOUNT TO BE   OFFERING PRICE    AGGREGATE      REGISTRATION
            REGISTERED                 REGISTERED    PER SHARE (1)   OFFERING PRICE       FEE
Common Stock, ($0.50 par value)....   300,000 shs.      $27.875        $8,362,500      $2,883.62

(1) Computed on the basis of the price at which the option may be exercised, in accordance with Rule 457(h).

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     PART I
                                EXPLANATORY NOTE

    As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to Mr. Sprague as required by Securities Act Rule 428(b). Such documents are not being filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents which have been filed with the Commission by the Company are hereby incorporated by reference in this Registration Statement:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 28, 1995, including the portions of the Company's 1995 Annual Report and the Company's Proxy Statement for the 1995 Annual Meeting of Stockholders incorporated therein by reference;

        (b) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since May 28, 1995;

        (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed September 8, 1970, together with any amendment or report filed with the Commission for the purpose of updating such description; and

        (d) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed August 9, 1988, together with any amendment or report filed with the Commission for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    In connection with the filing of the Registration Statement, John M. Clark III, Esq. has rendered an opinion to the Company upon the legality of the Common Stock being registered hereunder. At the time of rendering such opinion, Mr. Clark had a substantial interest in the Company, as defined by the rules of the Securities and Exchange Commission, in that the fair market value of the 2,884 shares of Common Stock owned directly and indirectly by him, together with the 21,750 shares of Common Stock subject to options held by him, exceeded $50,000. Also, at such time Mr. Clark was connected with the Company in that he was Senior Vice President, General Counsel and Secretary of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Company's Second Restated Certificate of Incorporation (the "Certificate") provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

    Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

    Article Thirteenth of the Company's Certificate provides that the Company shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any action or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of the fact that he is or was serving as a director, officer or employee of the Company, or, that, at the request of the Company, he is or was serving another corporation or enterprise in any capacity.
Article VIII of the Company's By-Laws provides for indemnification of any person who was or is a party to any threatened, pending or completed action, or to any derivative proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in that capacity for another corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.

    The Company has purchased and maintains at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.

ITEM 8.  TABLE OF EXHIBITS

 4-A       Copy of Registrant's Restated Certificate of Incorporation (1) Copy of
            Certificate of Amendment of Certificate of Incorporation dated September 30,
            1994 (2)
 4-B       Copy of Registrant's By-Laws (2)
 5         Opinion re legality
10         Non Qualified Stock Option Agreement with Peter J. Sprague
23-A       Consent of KPMG Peat Marwick LLP
23-B       Consent of John M. Clark III (Included in Exhibit 5)
24         Power of Attorney

- ------------------------
(1) Filed as an exhibit to the Company's Registration Statement on Form S-3 (File No. 33-52775) and incorporated herein by reference.

(2) Filed as an Exhibit to the Company's Form 10-K for the fiscal year ended May 28, 1995.

ITEM 9.  UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to the signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on the 28th day of July, 1995.

                                          NATIONAL SEMICONDUCTOR CORPORATION

                                          By       /s/ GILBERT F. AMELIO

                                          --------------------------------------
                                                    Gilbert F. Amelio
                                             Chairman of the Board, President
                                               and Chief Executive Officer

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 28TH DAY OF JULY, 1995.

                     SIGNATURE                                               TITLE
- ---------------------------------------------------  ------------------------------------------------------

               /s/ GILBERT F. AMELIO                 Chairman of the Board, President and Chief Executive
     ----------------------------------------        Officer (Principal Executive Officer)
                (Gilbert F. Amelio)

                /s/ DONALD MACLEOD*                  Executive Vice President, Finance and Chief
     ----------------------------------------        Financial Officer (Principal Financial Officer)
                 (Donald Macleod)

              /s/ ROBERT B. MAHONEY*                 Vice President and Controller
     ----------------------------------------        (Principal Accounting Officer)
                (Robert B. Mahoney)

                /s/ GARY P. ARNOLD*                  Director
     ----------------------------------------
                 (Gary P. Arnold)

                /s/ ROBERT BESHAR*                   Director
     ----------------------------------------
                  (Robert Beshar)

             /s/ MODESTO A. MAIDIQUE*                Director
     ----------------------------------------
               (Modesto A. Maidique)

             /s/ EDWARD R. MCCRACKEN*                Director
     ----------------------------------------
               (Edward R. McCracken)

              /s/ J. TRACY O'ROURKE*                 Director
     ----------------------------------------
                (J. Tracy O'Rourke)

              /s/ CHARLES E. SPORCK*                 Director
     ----------------------------------------
                (Charles E. Sporck)

               /s/ DONALD E. WEEDEN*                 Director
     ----------------------------------------
                (Donald E. Weeden)

          *By      /s/ GILBERT F. AMELIO
       -------------------------------------
                 Gilbert F. Amelio
                 Attorney-in-fact

                       NATIONAL SEMICONDUCTOR CORPORATION
                                 EXHIBIT INDEX

 EXHIBIT                                                                                                      PAGE
 NUMBER    DESCRIPTION OF EXHIBIT                                                                            NUMBER
- ---------  ----------------------------------------------------------------------------------------------  -----------
 4-A       Copy of Registrant's Restated Certificate of Incorporation (1) Copy of Certificate of
            Amendment of Certificate of Incorporation dated September 30, 1994 (2)
 4-B       Copy of Registrant's By-Laws (2)
 5         Opinion re legality
10         Non Qualified Stock Option Agreement with Peter J. Sprague
23-A       Consent of KPMG Peat Marwick LLP
23-B       Consent of John M. Clark III (Included in Exhibit 5)
24         Power of Attorney

- ------------------------
(1) Filed as an Exhibit to the Company's Registration Statement on Form S-3 (File No. 33-52775) and incorporated herein by reference.

(2) Filed as an Exhibit to the Company's Form 10-K for the fiscal year ended May 28, 1995.